Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 1, 2021 in the Registration Statement (Form S-1) and the related Prospectus of Nuvo Group, Ltd. dated December 13, 2021.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
December 13, 2021	A Member of Ernst & Young Global